ITEM 77C: Submission of matters to a vote of security holders


A special meeting of shareholders of the RMK Funds was held at the offices of Morgan Keegan & Company, Inc., 50 North Front Street, 2nd Floor, Memphis, Tennessee 38103, on May 8, 2009, at 11:00 a.m., Eastern Time (10:00 a.m., Central Time), to consider the following:


PROPOSAL 1: To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets and the assumption of the stated liabilities of Regions Morgan Keegan Select Mid Cap Growth Fund, in exchange for shares of Pioneer Select Mid Cap Growth Fund to be distributed to the shareholders of Regions Morgan Keegan Select Mid Cap Growth Fund, and (ii) the subsequent liquidation and dissolution of Regions Morgan Keegan Select Mid Cap Growth Fund;

PROPOSAL 2: To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets and the assumption of the stated liabilities of Regions Morgan Keegan Select Growth Fund, in exchange for shares of Pioneer Growth Fund to be distributed to the shareholders of Regions Morgan Keegan Select Growth Fund, and (ii) the subsequent liquidation and dissolution of Regions Morgan Keegan Select Growth Fund;

PROPOSAL 3: To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets and the assumption of the stated liabilities of Regions Morgan Keegan Select Core Equity Fund, in exchange for shares of Pioneer Fund to be distributed to the shareholders of Regions Morgan Keegan Select Core Equity Fund, and (ii) the subsequent liquidation and dissolution of Regions Morgan Keegan Select Core Equity Fund;

PROPOSAL 4: To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets and the assumption of the stated liabilities of Regions Morgan Keegan Select Mid Cap Value Fund, in exchange for shares of Pioneer Mid Cap Value Fund to be distributed to the shareholders of Regions Morgan Keegan Select Mid Cap Value Fund, and (ii) the subsequent liquidation and dissolution of Regions Morgan Keegan Select Mid Cap Value Fund;

PROPOSAL 5: To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets and the assumption of the stated liabilities of Regions Morgan Keegan Select Value Fund, in exchange for shares of Pioneer Cullen Value Fund to be distributed to the shareholders of Regions Morgan Keegan Select Value Fund, and (ii) the subsequent liquidation and dissolution of Regions Morgan Keegan Select Value Fund;

PROPOSAL 6: To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets and the assumption of the stated liabilities of Regions Morgan Keegan Select Balanced Fund, in exchange for shares of Pioneer Classic Balanced Fund to be distributed to the shareholders of Regions Morgan Keegan Select Balanced Fund, and (ii) the subsequent liquidation and dissolution of Regions Morgan Keegan Select Balanced Fund;

PROPOSAL 7: To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets and the assumption of the stated liabilities of Regions Morgan Keegan Select Fixed Income Fund, in exchange for shares of Pioneer Bond Fund to be distributed to the shareholders of Regions Morgan Keegan Select Fixed Income Fund, and (ii) the subsequent liquidation and dissolution of Regions Morgan Keegan Select Fixed Income Fund;

PROPOSAL 8: To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets and the assumption of the stated liabilities of Regions Morgan Keegan Select Limited Maturity Fixed Income Fund, in exchange for shares of Pioneer Short Term Income Fund to be distributed to the shareholders of Regions Morgan Keegan Select Limited Maturity Fixed Income Fund, and
(ii) the subsequent liquidation and dissolution of Regions Morgan Keegan Select Limited Maturity Fixed Income Fund;

PROPOSAL 9: To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets and the assumption of the stated liabilities of Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund, in exchange for shares of Pioneer Intermediate Tax Free Income Fund to be distributed to the shareholders of Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund, and
(ii) the subsequent liquidation and dissolution of Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund;

PROPOSAL 10: To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets and the assumption of the stated liabilities of Regions Morgan Keegan Select Treasury Money Market Fund, in exchange for shares of Pioneer Treasury Reserves Fund to be distributed to the shareholders of Regions Morgan Keegan Select Treasury Money Market Fund, and (ii) the subsequent liquidation and dissolution of Regions Morgan Keegan Select
Treasury Money Market Fund; and

PROPOSAL 11: To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets and the assumption of the stated liabilities of Regions Morgan Keegan Select Money Market Fund, in exchange for shares of Pioneer Cash Reserves Fund to be distributed to the shareholders of Regions Morgan Keegan Select Money Market Fund, and (ii) the subsequent liquidation and dissolution of Regions Morgan Keegan Select Money Market Fund.


The proposals passed with the following shares of the Funds present or represented and voting at the special meeting:

                        Votes For       Votes Against   Abstain

Mid Cap Growth Fund     15,858,023.00   95,121.00       19,906.00

Growth Fund             15,516,988.00   48,116.00       10,163.00

Core Equity Fund        473,943.00      90.00           3,910.00

Mid Cap Value Fund      4,264,778.00    5,206.00        517.00

Value Fund              11,148,737.00   30,501.00       1,258.00

Balanced Fund           8,596,504.00    989.00          600.00

Fixed Income Fund       12,273,294.00   0.00            8,780.00

Ltd Mat Fixed Inc Fund  302,958.00      0.00            935.00

Inter Tax Exmpt Fund    2,388,986.00    0.00            0.00

Treas Money Mkt Fund    508,768.173.36  421,822.25      15,143,413.64

Money Market Fund       41,846,576.33   1,687,511.61    345,457.74


These mergers were effective May 15, 2009.